                                                                      EXHIBIT 16

                             AIM ADVISOR FLEX FUND
                      AIM ADVISOR INTERNATIONAL VALUE FUND
                           AIM ADVISOR LARGE CAP FUND
                           AIM ADVISOR MULTIFLEX FUND
                          AIM ADVISOR REAL ESTATE FUND


SCHEDULE OF PERFORMANCE QUOTATIONS

Average Annual Total Return (Pursuant to SEC Standardized Formula)

                                          n
SEC Formula:                      P(1 + T) = ERV

Where            P        =       a hypothetical initial payment of $1,000
                 T        =       average annual total return
                 n        =       number of years
                 ERV      =       ending redeemable value of a hypothetical
                                  $1,000 payment made at the beginning of the 1, 5, or 10 year periods at the end of the 1, 5, or 10 year periods (or fractional portion thereof)


Cumulative Total Return (Pursuant to Non-Standardized Formula)

                                          n
                                  P(1 + V) = ERV

Where            P        =       a hypothetical initial payment of $1,000
                 V        =       cumulative total return assuming payment of
                                  all of, a stated portion of, or none of,
                                  the applicable maximum sales load at the
                                  beginning of the stated period
                 n        =       number of years
                 ERV      =       ending redeemable value of a hypothetical
                                  $1,000 payment at the end of the stated
                                  period


30-Day Yield Quotation (Pursuant to SEC Standardized Formula)

                                             6
                          YIELD = 2[(a-b + 1) -1]
                                     ---
                                     cd

Where            a        =       dividends and interest earned during the
                                  period
                 b        =       expenses accrued for the period (net of
                                  reimbursements or waivers)
                 c        =       average daily number of shares outstanding
                                  during period that were entitled to receive
                                  dividends
                 d        =       maximum offering price per share on the last
                                  day of the period